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                                                                      EXHIBIT 11

                       LANDRY'S SEAFOOD RESTAURANTS, INC.

         STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE--DILUTED

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                                                Year Ended December 31,
                                           ----------------------------------
                                              2000        1999        1998
                                           ----------- ----------- ----------
Net Income (Loss)......................... $14,650,118 $15,375,733 $ (329,578)
                                           =========== =========== ==========
Weighted Average Common Shares
 Outstanding..............................  23,400,000  26,675,000 29,400,000
Common Stock Equivalents--Stock Options...     200,000     350,000    500,000
                                           ----------- ----------- ----------
Weighted Average Common and Common
 Equivalent Shares Outstanding--
 (Diluted)................................  23,600,000  27,025,000 29,900,000
                                           =========== =========== ==========
Net Income (Loss) Per Share--(Diluted).... $      0.62 $      0.57 $    (0.01)
                                           =========== =========== ==========
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